UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 9, 2021

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 14, 2021, PPL Corporation (the “Company”) completed the sale of 100% of the issued share capital of PPL WPD Investments Limited, an indirect wholly-owned subsidiary of the Company (“WPD”), to a subsidiary of National Grid Plc (“National Grid”), for approximately £7.8 billion in cash (the “WPD Sale”). WPD operates four regulated distribution network operators providing electricity service in the U.K. through its wholly-owned subsidiaries, serving about 8.0 million network customers (end-users) across 21,600 square miles in south Wales and southwest and central England. The WPD Sale was consummated pursuant to the previously disclosed share purchase agreement, dated March 17, 2021, by and among PPL WPD Limited, an indirect wholly-owned subsidiary of the Company (“PPL Seller”), National Grid Holdings One Plc, an indirect wholly-owned subsidiary of National Grid (“National Grid Buyer”), and National Grid.

Item 1.01 Entry into a Material Definitive Agreement

In connection with the WPD Sale, on June 9, 2021 PPL Seller and National Grid Buyer entered into a tax deed (the "Tax Deed").

The Tax Deed contains customary tax indemnities given by the PPL Seller in favor of the National Grid Buyer. The liability of the PPL Seller is capped at £1 in respect of these indemnities (which are covered by the warranty and indemnity insurance policy taken out by the National Grid Buyer at its expense), except in respect of a specific indemnity relating to an identified tax risk concerning certain surrenders of tax losses made to WPD and/or its subsidiaries. The liability of the PPL Seller in respect of this specific indemnity is capped at £50 million. The Tax Deed also contains customary provisions relating to the filing of tax returns, the conduct of tax claims and certain other matters related to the tax indemnities referred to above.

The foregoing summary of the Tax Deed does not purport to be complete and is qualified in its entirety by reference to the Tax Deed, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this "Report") and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

The description under the Introductory Note to this Report is hereby incorporated by reference herein. The WPD Sale resulted in U.S. dollar cash proceeds of $10.7 billion, inclusive of foreign currency hedges. PPL Seller expects net proceeds, after taxes and fees, to be approximately $10.4 billion.

Item 7.01 Regulation FD Disclosure

On June 14, 2021, the Company issued a press release announcing the completion of the WPD Sale. A copy of this press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Report shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company giving effect to the WPD Sale is filed as Exhibit 99.2 to this Report and is incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description

2.1	Tax Deed, dated as of June 9, 2021, by and among PPL WPD Limited and National Grid Holdings One Plc.
99.1	Press Release, dated as of June 14, 2021, announcing the transactions.
99.2	Unaudited pro forma consolidated financial information of PPL Corporation.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  June 14, 2021